Exhibit 99.1
October 6, 2020

Wells Fargo Bank, National Association
as Trustee
150 East 42nd Street, 40th Floor
New York, NY 10017
Attention: Raymond Delli Colli

Re: LyondellBasell Industries N.V. – Redemption Notice
6% Senior Notes Due 2021

Ladies and Gentlemen:
Pursuant to Section 3.03 of the Indenture and Section 5 of the Notes dated as of November 14, 2011, as supplemented to date (the “Indenture”), between LyondellBasell Industries N.V. (the “Company”) and Wells Fargo Bank, National Association., as Trustee, the Company hereby gives notice of its election to redeem the remaining $1,000,000,000 aggregate principal amount of its Notes on November 5, 2020 (the “Redemption Date”). The redemption price for the Notes is 100% per $1,000 principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. The Company requests that the Registrar give notice in the Company’s name and expense on October 6, 2020.
The Company hereby requests that the Trustee waive the Trustee notice period required in Section 3.03 of the Indenture. The Trustee hereby agrees to such waiver.
Unless otherwise defined herein, the terms used in this notice have the same meanings as such terms are used in the Indenture.

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4th Floor, One Vine Street	Tel: +44 (0) 207 220 2600
London, W1J 0AH	lyondellbasell.com
The United Kingdom

IN WITNESS WHEREOF, I have executed this notice effective as of the date first herein written.

LYONDELLBASELL INDUSTRIES N.V.
By: /s/ Michael McMurray_____________

Michael McMurray
Executive Vice President and Chief Financial Officer

Wells Fargo Bank, National Association, as Trustee

By: /s/ Tina Gonzalez__________________
Tina Gonzalez
Vice President